Exhibit 99.1



Riched20 5.50.99.2014;~+ SSN ED1 FC1 TNW RWB IRW (CORPORATE COMM. 208000 TN/James River Group, Inc.)
163
n...ka
CLTU103   /FROM PR NEWSWIRE CLEVELAND  216-566-7777/
>%
[STK] JRVR [IN] FIN INS
[SU] DIV TO BUSINESS EDITOR:

        James River Group Declares Quarterly Dividend of $0.15 Per Share

      CHAPEL HILL, N.C., Aug. 21 /PRNewswire-FirstCall/ -- James River Group, Inc. (Nasdaq: JRVR) today announced that the Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on Friday, September 28, 2007 to all stockholders of record as of Friday, September 14, 2007.

      James River Group, Inc. is an insurance holding company that primarily owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and Virginia.

SOURCE  James River Group, Inc.
   -0-                             08/21/2007
   /CONTACT: Michael Oakes, Chief Financial Officer of James River Group, Inc., +1-919-883-4171/
   (JRVR)

CO:  James River Group, Inc.
ST:  North Carolina
IN:  FIN INS
SU:  DIV

JK-AZ
-- CLTU103 --
4814 08/21/2007 15:49 EDT
DEFERRED FOR 16:01 08/21